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                                                                    Exhibit 21.1

The following is a list of the Company's current subsidiaries, all of which are wholly-owned:

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Subsidiary Name                                      Organized Under The Laws Of
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Ezenia International, Inc.                           Massachusetts
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Ezenia Foreign Sales Corporation                     Barbados
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Ezenia Securities Corporation                        Massachusetts
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The following is a subsidiary of Ezenia International, Inc. which is wholly-owned:

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Subsidiary Name                                      Organized Under The Laws Of
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Ezenia Ltd.                                          United Kingdom
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